SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 12, 2006

SECURED FINANCIAL NETWORK, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	000-49612	86-0955239
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

101 NE Third Ave., Suite 1500
Ft. Lauderdale, FL 33301
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(954) 332-3793
(ISSUER TELEPHONE NUMBER)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Change in Stock Ownership and Voting Control

On September 5, 2006 Jeffrey Schultz, President and CEO of Secured Financial Network, Inc., entered into Agreement to sell a certain portion of his stock holdings to HEB, LLC, a Nevada Corporation.

As per the “Stock Purchase Agreement” Jeffrey Schultz agreed to sell 4,715,950 shares of Class A Common Stock to HEB, LLC. These shares equal approximately 21.5% of the outstanding shares issued as of 6/30/2006 of Secured Financial Network, Inc.

In addition, Schultz agreed to give appropriate stock powers transferring 100% of the voting rights of the Schultz shares to Buyer, representing an additional 4,715,950 shares or 21.5% of the outstanding shares issued as of 6/30/2006 of Secured Financial Network, Inc.

The closing of this transaction took place on September 12, 2006.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements : N/A

(b)	Exhibits:

Exhibit No.	Description
10.1	Stock Purchase Agreement between Jeffrey Schultz and HEB, LLC.

SIGNATURES

Date: September 14, 2006	By:	/s/ Jeffrey Schultz
Jeffrey Schultz
Title: Principal Executive Officer